EXHIBIT 99.1
FIRST FISCAL YEAR CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER REQUIRED BY SECTION 111(b)(4) OF THE EMERGENCY
ECONOMIC STABILIZATION ACT OF 2008 BECAUSE OF PARTICIPATION IN THE
CAPITAL PURCHASE PROGRAM OF THE TROUBLED ASSET RELIEF PROGRAM
Certification of Principal Executive Officer
     I, Michael H. Price, Chairman of the Board, President and Chief Executive Officer of Mercantile Bank Corporation, certify, based on my knowledge, that:
     (i) The compensation committee of Mercantile Bank Corporation has discussed, reviewed, and evaluated with the senior risk officer at least every six months during the period beginning on the later of September 14, 2009 or ninety days after the closing date of the agreement between the TARP recipient and Treasury and ending with the last day of the TARP recipient’s fiscal year containing that date (the applicable period), the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to Mercantile Bank Corporation;
     (ii) The compensation committee of Mercantile Bank Corporation has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mercantile Bank Corporation, and during that same applicable period has identified any features of the employee compensation plans that pose risks to Mercantile Bank Corporation and has limited those features to ensure that Mercantile Bank Corporation is not unnecessarily exposed to risks;
     (iii) The compensation committee has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Mercantile Bank Corporation to enhance the compensation of an employee and has limited any such features;
     (iv) The compensation committee of Mercantile Bank Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
     (v) The compensation committee of Mercantile Bank Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in
     (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mercantile Bank Corporation;
     (B) Employee compensation plans that unnecessarily expose Mercantile Bank Corporation to risks; and
     (C) Employee compensation plans that could encourage the manipulation of reported earnings of Mercantile Bank Corporation to enhance the compensation of an employee;
     (vi) Mercantile Bank Corporation has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
     (vii) Mercantile Bank Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

     (viii) Mercantile Bank Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (ix) The board of directors of Mercantile Bank Corporation has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by the later of September 14, 2009, or ninety days after the closing date of the agreement between the TARP recipient and Treasury; this policy has been provided to Treasury and its primary regulatory agency; Mercantile Bank Corporation and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;
     (x) Mercantile Bank Corporation will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (xi) Mercantile Bank Corporation will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);
     (xii) Mercantile Bank Corporation will disclose whether Mercantile Bank Corporation, the board of directors of Mercantile Bank Corporation, or the compensation committee of Mercantile Bank Corporation has engaged during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
     (xiii) Mercantile Bank Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (xiv) Mercantile Bank Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Mercantile Bank Corporation and Treasury, including any amendments;
     (xv) Mercantile Bank Corporation has submitted to the Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and
     (xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001).

/s/ Michael H. Price
Michael H. Price
Chairman of the Board, President and Chief Executive Officer

Date: March 15, 2010

Certification of Principal Financial Officer
     I, Charles E. Christmas, Senior Vice President, Chief Financial Officer and Treasurer of Mercantile Bank Corporation, certify, based on my knowledge, that:
     (i) The compensation committee of Mercantile Bank Corporation has discussed, reviewed, and evaluated with the senior risk officer at least every six months during the period beginning on the later of September 14, 2009 or ninety days after the closing date of the agreement between the TARP recipient and Treasury and ending with the last day of the TARP recipient’s fiscal year containing that date (the applicable period), the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to Mercantile Bank Corporation;
     (ii) The compensation committee of Mercantile Bank Corporation has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mercantile Bank Corporation, and during that same applicable period has identified any features of the employee compensation plans that pose risks to Mercantile Bank Corporation and has limited those features to ensure that Mercantile Bank Corporation is not unnecessarily exposed to risks;
     (iii) The compensation committee has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Mercantile Bank Corporation to enhance the compensation of an employee and has limited any such features;
     (iv) The compensation committee of Mercantile Bank Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
     (v) The compensation committee of Mercantile Bank Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in
     (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mercantile Bank Corporation;
     (B) Employee compensation plans that unnecessarily expose Mercantile Bank Corporation to risks; and
     (C) Employee compensation plans that could encourage the manipulation of reported earnings of Mercantile Bank Corporation to enhance the compensation of an employee;
     (vi) Mercantile Bank Corporation has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
     (vii) Mercantile Bank Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (viii) Mercantile Bank Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

     (ix) The board of directors of Mercantile Bank Corporation has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by the later of September 14, 2009, or ninety days after the closing date of the agreement between the TARP recipient and Treasury; this policy has been provided to Treasury and its primary regulatory agency; Mercantile Bank Corporation and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;
     (x) Mercantile Bank Corporation will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (xi) Mercantile Bank Corporation will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);
     (xii) Mercantile Bank Corporation will disclose whether Mercantile Bank Corporation, the board of directors of Mercantile Bank Corporation, or the compensation committee of Mercantile Bank Corporation has engaged during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
     (xiii) Mercantile Bank Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;
     (xiv) Mercantile Bank Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Mercantile Bank Corporation and Treasury, including any amendments;
     (xv) Mercantile Bank Corporation has submitted to the Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and
     (xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001).

/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date: March 15, 2010